clyvia

Clyvia Technology GmbH · Friedrich-List-Allee 10 · D-41844 Wegberg-Wildenrath

Clyvia Technology GmbH

Friedrich-List-Allee 10
D-41844 Wegberg-Wildenrath
Tel.: +49 - 2432 - [illegible]
Fax: +49 - 2432 - [illegible]
e-mail: info@clyvia-tec.com
www.clyvia-tec.com

Memorandum of Understanding

Between

Wong Chee Wah Dipl. Ing. (FH)
Passport No. : S 007 3430 F
552 Upper East Coast Road
Republic of Singapore (466576)

Represented by himself.
Hereinafter "Mr. Wong"

And

Clyvia Technology GmbH
Friedrich-List-Allee 10
D 41844 Wegberg / Wildenrath

Represented by Dr. Manfred Sappok
Hereinafter "Clyvia"

Clyvia has developed a technique to convert organic and mineral residues of industrial processes into Diesel-Oil for the use in engines.

Mr. Wong is interested to sell this technique and / or facilities to markets defined below.

For this purpose, both companies have decidet to cooperate in the frame of the Memorandum of understanding with the terms and conditions as follows;

I. Frame of cooperation

1. Countries for exclusive license.
   Mr. Wong gets an exclusiv license for the countries Singapore, Thailand, Burma and Japan
2. Countries for non- exclusive license.
   Mr. Wong gets a non- exclusive license for China, Taiwan, Australia, New Zealand and Korea, Malaysia, Indonasia, Philipins and India. If Mr. Wong gets an Order from one Country, the license for this Country gets exclusive.
3. The Termination of excluswie license.
   If Mr. Wong is not able to get contracts with customers in countries, for which an exclusive license is agreed upon, this exclusivity will end after twelve month of the date, the cooperation contract was signed.
4. The first 2 Customers have to pay a down payment of 650.000 € after signing the purchase and sales agreement. This down payment includes the test runs in the pilot plant in Germany, which enables the customer to see the quality of the product being produced by the representative material of the customer in his further belongings.
5. For all plants the specific developed additive has to be bought from Clyvia. Clyvia has to sell it for reasonable prices.
6. The core- components for the first ten plants have to be bought from Clyiva.
7. The license fee for each plant is 400.000 €.
8. The costs for the total plant are 1.850.000 €. This includes all components for the depolimerisation process, but not the license fee.
9. The costs for the components are 1.100.000 €.
10. For each single plant a contract has to be signed due to different materials wich are to be converted.

clyvia

9. The costs for the components are 1.100.000 € excludes 10% mark up for Mr Wong.

10. For each single plant a contract has to be signed due to different materials which are to be converted.

11. If elected by Mr Wong the relationship between both entities shall be one of Agent and Principal.

12. Clyvia shall pay Mr Wong basic return airfares and 3 star hotel accommodation and simple meals should potential customers visit Clyvia sites for detailed discussion and/or technical evaluations.

II. **Secrecy**

Both parties have the common understanding that all information being exchanged during this cooperation has to be kept strictly confidential. The period for this confidentiality is ten years.

III. **Termination and Conditions**

This Memorandum of Understanding will end in August 2007, unless a purchaseorder is received; after which Mr. Wong is entitled to an exclusive rights contract and / or license.

Singapore,

[signature]

Wong Chee Wah

Wildenrath, 12.9.05

[signature]

Clyvia Technology GmbH